WEDGE Capital Management L.L.P.
Personal Security Trading Policy
Effective October 1, 2002 (Revised August 2010)
I.	Introduction
This Policy is part of WEDGE’s Code of Ethics and is designed to uphold our fiduciary duty to our clients. In conducting business and carrying out the provisions of the Policy, WEDGE associates shall:
A.	Place the interests of our clients first at all times

B.	Conduct personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility

C.	Not take inappropriate advantage of their positions

D.	Maintain confidentiality of information concerning WEDGE trading activity, except when disclosure is required on a professional basis

E.	Comply with all applicable federal securities laws
II.	General Provisions
A.	Associates are required to acknowledge receipt of the Code of Ethics, and all amendments thereof, in writing.

B.	Associates are required to report any violations of the Code of Ethics promptly to the compliance department.

C.	Associates are discouraged from short-term trading (generally defined as holding a security for less than 30 calendar days).

D.	No associate or his/her spouse is permitted to be a director of a public company without prior Management Committee approval.
Doubtful situations should be resolved in favor of WEDGE’s clients. Technical compliance with the Policy’s procedures will not automatically insulate transactions from scrutiny if there is an indication of abuse of fiduciary responsibility.
III.	Individuals Covered by the Policy
All WEDGE associates are considered access persons and are required to abide by the Policy.
IV.	Definitions
A.	Access Persons — All supervised persons (i.) who have access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or (ii.) who are involved in making securities recommendations to clients or have access to such recommendations that are nonpublic.
B.	Beneficial Interest — The opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit or share in any profit derived from a transaction in the subject securities.
An associate is presumed to have a beneficial interest in the following:
1.	Securities owned individually or jointly
2.	Securities owned by immediate family members who reside in the associate’s household
Personal Security Trading Policy

3.	Securities in which immediate family members, who reside in the associate’s household, exercise investment control
C.	Direct Obligations of the Government of the United States — Securities backed by the full faith and credit of the Unites States government. These include direct obligations of the federal government (e.g. Treasuries) and securities issued by agencies of the U.S. government which are guaranteed by the full faith and credit of the U.S. government (e.g. GNMA’s).

D.	High Quality Short-Term Debt — Any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

E.	Immediate Family — Immediate family includes: spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, and in-laws. Immediate family also includes adoptive relationships and other relationships (whether or not recognized by law) that the compliance department determines could lead to possible conflicts of interest or appearances of impropriety such as a fiancée.

F.	Investment Control — An associate is deemed to have investment control in all accounts in which he or she has authority to place a trade or is an investment decision-maker.

G.	Security — The term “security” includes any stock, bond, investment contract or limited partnership interest, any option on a security, index, or currency, any warrant or right to subscribe to or otherwise acquire any security, and any other instrument as defined by Section 202(a)(18) of the Investment Advisers Act (the “Act”).

H.	Reportable Security* — Any security in which an associate has investment control or beneficial interest except a security specifically exempted by Rule 204A-1 of the Act.

Exempted securities include:
1.	Direct obligations of the government of the United States

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements

3.	Shares issued by money market funds
I.	Reportable Account* — Any account that holds or is capable of holding any securities (not just reportable securities) in which an associate has investment control or beneficial interest.

*	Any uncertainty regarding a reportable account or reportable security should be brought to the attention of the compliance department.
Personal Security Trading Policy

V.	Reporting Requirements
A.	Initial Holdings Report

All new associates must complete the Annual Personal Securities Ownership Form (APSOF — see exhibit 6) to report all reportable accounts and reportable securities held as of the associate’s start date or as of a date no more than 45 days prior to joining WEDGE. The APSOF must be submitted to the compliance department no later than 10 days after the associate’s start date.

B.	Annual Holdings Report

By January 30th of each year, all associates must complete the APSOF to report all reportable accounts and reportable securities held as of December 31 of the prior year.

C.	Duplicate Confirmations and Statements

To comply with the reporting requirements of the Act and facilitate the review process, associates must arrange for the direct mailing of all reportable account statements, and trade confirmations thereof, to the following address:

WEDGE Capital Management L.L.P.
STCC FILE — FBO (insert name)
301 S. College Street, Suite 2920
Charlotte, NC 28202-6002
A form letter, which can be used for this purpose, is located at exhibit 2. In the event confirmations and statements cannot be sent directly to WEDGE, the associate should complete the Request Alternative Confirmation Procedure form (see exhibit 5) and submit it to the compliance department for review and approval. Unless alternative procedures are agreed upon, all confirmations and statements must be submitted no later than 30 days following the end of each quarter.
D.	New or Closed Accounts

Associates must disclose to the compliance department when a reportable account has been opened or closed within 30 days of the end of the quarter in which the account was opened or closed. The New/Closed Account(s) Form at exhibit 4 should be used for this purpose.

E.	Quarterly Attestation

On a quarterly basis, all associates must complete the Quarterly Attestation at exhibit 3. Responses are due no later than the 30th day of the month following the end of each calendar quarter.
VI.	Pre-clearance of Personal Securities Transactions
A.	Securities Requiring Pre-clearance
Associates are required to receive authorization from the compliance department before trading common stocks, options on common stocks, securities convertible to common stocks, taxable bonds, and private
Personal Security Trading Policy

placements in accounts in which the associate has sole or shared investment control.
B.	Pre-clearance Exemptions

The following types of security transactions are exempt from pre-clearance:
1.	Securities obtained through an automatic dividend reinvestment plan

2.	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class

3.	Securities obtained through a merger, spin-off, split or corporate action

4.	Transactions in securities not listed in section VI. A.
C.	Pre-clearance Process
1.	The associate wishing to place a trade in a reportable account should first determine if the trade requires pre-clearance by reviewing section VI.A. If required, the associate must complete a Personal Trade Form (PTF), see example at exhibit 7. Approval should be sought from a member of the compliance department. In no event will anyone be allowed to sign his or her own approval form. If the trade is approved, it should be executed on the proposed trade date as designated on the PTF, with limited exception (see #3 below). One copy of the PTF will be returned to the associate and the other maintained in the personal trade files.

2.	If the trade is not approved, one copy of the PTF will be returned to the associate with an explanation. If the associate disagrees with the denial, he or she may complete a new PTF and must obtain approval from two members of the compliance department. The original denied PTF should be presented with the new PTF.

3.	Good-til-canceled (GTC) orders may not be approved if they could cause a potential conflict. For example, an order by an associate to purchase a security on a WEDGE buy list should be executed promptly, as opposed to using a GTC order that could potentially conflict with a transaction for a WEDGE client. GTC orders will be limited to the approval day and the following two days.

4.	An analyst’s absence from the office will not preclude a personal trade from being approved. However, the analyst’s absence should be noted on the PTF by the approver.
Please see the flowchart at exhibit 1, which outlines the pre-clearance process.
VII.	Blackout Periods
These restrictions do not apply to rebalance transactions in which fewer than half of WEDGE’s designated accounts are involved.
A.	Trades Subject to Same-Day Blackout Period

Associates are not allowed to trade a personal security on the same day that WEDGE trades the same security for its clients.
Personal Security Trading Policy

B.	Trades Subject to Five-Day Blackout Period
1.	Associates are not allowed to buy a security that WEDGE anticipates buying for its clients within the next five business days.

2.	Associates are not allowed to buy a security that WEDGE has sold for its clients within the last five business days.
C.	Trades Subject to Indefinite Blackout Period
1.	Associates are not allowed to trade stocks on the Restricted Stock List as referenced in the Insider Trading Policy.

2.	A personal sale of a security that is also held in client accounts is generally not permitted, unless all of the following conditions are met:
a.	There are no client buy or sell orders pending for the subject security.

b.	A PTF is submitted along with a letter explaining the reason for the sale that demonstrates how the need cannot be fulfilled through other financial resources.

c.	The sale is approved by three uninvolved members of the compliance department.
D.	Blackout Exceptions
1.	QVM Portfolio Stocks

Stocks, and related convertibles and options, held in WEDGE clients’ QVM accounts (Small-Mid Cap Value QVM and Large Cap Value QVM) may be bought or sold on any day except the day the QVM model is rebalanced, or trades are pending execution as a result of a model rebalance, and that rebalance involves more than half of WEDGE’s designated accounts.

2.	Initial Public Offerings

Purchases of any shares in an IPO are prohibited if the security is equity or a security convertible into equity.

3.	New Associates

A new associate may sell a personal security that is also held in client accounts if requested within 10 days of hire. A PTF must be completed and accompanied by a letter explaining the reason for the sale. The PTF must be approved by the CCO prior to commencing the trade.

4.	Gifts of Securities

An associate may gift a security that is held in WEDGE clients’ accounts to a nonprofit organization (charitable, educational, religious, etc.) provided that the employee or partner making the gift retains no beneficial interest. Approval will be granted only if there are no pending trade orders or orders anticipated in the next five business days for the security. The organization to which the gift is being made should be clearly identified on the PTF. A confirmation is not required to be matched with the PTF.
Personal Security Trading Policy

VIII.	Options
A.	A PTF must be approved prior to the purchase of an option on common stock and prior to the option being exercised, liquidated or rolled into a new strike price or expiration date. A PTF does not need to be completed when an option position expires unexercised.

B.	Under no circumstances may an employee or partner initiate an option transaction on a stock held in WEDGE Large, Mid, Small or Micro Cap portfolios.

C.	If an analyst has an option position on a stock he or she is planning to recommend, the option position must be liquidated prior to the first purchase of the related stock for WEDGE clients.

D.	If an associate, other than the analyst recommending a stock purchase for WEDGE clients, has an option position on a stock recommended for purchase for WEDGE clients, the associate is frozen in that option position until five business days after the stock purchase is complete. After the blackout period, the option position may be liquidated, exercised or allowed to expire, but may not be rolled to a new strike price or date. If the option expiration date occurs during the blackout period, the associate may, on the last trading day before the expiration date, either exercise the option, let the option expire, or roll the option position to the next expiration date (at the same strike price, if available, or the closest strike price then available).
IX.	Securities Convertible to Common Stock
Securities convertible to common stock will be treated the same as common stock for the purposes of this Policy.
X.	Asset Classes
Personal trades in an asset class (e.g. fixed income, common stock) will be evaluated within that asset class and without regard to client positions held in other asset classes of the same issuer.
XI.	Review Procedures
A.	Personal Trade Confirmation Review

All confirmations requiring pre-clearance will be matched to a PTF and audited by an associate other than the person who requested or approved the trade to determine if the transaction occurred as approved. All confirmations that do not require a PTF must be initialed by a compliance associate.

B.	Quarterly Attestation and APSOF Review

The compliance department will distribute, collect, and review quarterly attestations and APSOFs. Any Policy violations noted during these reviews will be reported to the Management Committee.
Personal Security Trading Policy

C.	Violations

Any technical violations with an inconsequential impact on WEDGE clients will be discussed with the individual at fault with the goal of achieving strict adherence to the Policy. Any matters of a more severe nature must be brought before the CCO, and potentially the Management Committee, as soon as practical, after which sanctions will be issued based upon the severity of the violation. Disgorgement of profits or termination of employment may be a recommended punishment if the violation is severe, or there is flagrant misuse of personal trades.

D.	Internal Audit and Supervision

The Policy will be reviewed by the compliance department annually to determine if any revisions are necessary. Periodic reviews will be conducted to test Policy compliance and all findings and any actions taken will be reported to the Management Committee.
Personal Security Trading Policy

WEDGE Capital Management L.L.P.
Personal Security Trading Policy
Effective October 1, 2002 (Revised August 2010)
Reporting Summary
The purpose of this summary is to provide associates with a quick reference guide to comply with the pre-clearance and reporting requirements of the Personal Security Trading Policy. This summary is intended for use in conjunction with the entire policy.

Required
Reporting	Responsibilities		Timeframe		Relevant Securities
Personal Trade Form (PTF)	Obtain authorization from a compliance associate before trading a security requiring pre-clearance in an account in which you have investment control.	• •	Prior to placing an order Certain Blackout Periods apply (see section VII)	• • • • •	Common Stocks Options on Common Stocks Securities Convertible to Common Stocks Taxable Bonds Private Placements

Duplicate Statements and Confirmations	Statements and confirms must be sent directly to WEDGE from the broker, dealer, bank, or mutual fund for all reportable accounts.	• • •
Confirmations should be sent after each trade

Statements should be sent monthly or quarterly based on broker

Confirmations and statements must be received no later than 30 days following the end of each quarter, unless alternative procedures are agreed upon
Any reportable account and any reportable security.

Quarterly Attestation	• • • • •	Associates must attest to whether or not:

All accounts are setup for duplicates to be mailed directly to WEDGE

Any accounts were opened or closed

The associate traded mutual funds sub-advised by WEDGE

The associate had possession of material non-public information and recommended a change to a WEDGE model portfolio or traded in a reportable account while in possession of material nonpublic information

The associate or the associate’s spouse sits on the board of directors of a public company
		•	Due no later than 30 days following the end of each quarter		Any reportable account and any reportable security.

Annual Personal Security Ownership Form (APSOF)	Associates must provide a list of all reportable accounts and reportable securities.	• •	Due by January 30Th each year Initial holdings reports due within 10 days of employment		Any reportable account and any reportable security.
Personal Security Trading Policy

PRE-CLEARANCE PROCESS FLOWCHART	Exhibit 1

***	A security is considered traded by WEDGE when more than half of the eligible accounts within the applicable WEDGE product (MIC, SCP, MCP, LCP, etc.) are participating or will participate (anticipated buys and pending trades on the trading desk) in the transaction. The blackout period will extend until one (1) day after the final transaction occurs for those accounts included in the initial block of trades.
Personal Security Trading Policy

Exhibit 2
FORM OF LETTER TO REQUEST DUPLICATE STATEMENTS AND CONFIRMATIONS
(Date)
Name
Address

Subject:	Account #
Dear                                                             :
My employer, WEDGE Capital Management L.L.P., is an investment adviser registered with the Securities and Exchange Commission (SEC) under the Investment Advisors Act of 1940. Pursuant to my employer’s Code of Ethics, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

WEDGE Capital Management L.L.P
STCC File — FBO: (insert name)
301 South College St., Suite 2920
Charlotte, NC 28202-6002
Thank you for your cooperation. If you have any questions, please contact me or a member of WEDGE Capital Management’s compliance department at 704-334-6475.
Sincerely,
Personal Security Trading Policy

Exhibit 3
QUARTERLY ATTESTATION
WEDGE Capital Management L.L.P. — Quarterly Attestation
WEDGE must receive certain attestations from you regarding any trading activity and/or account changes that occurred during the quarter ended _________ for all reportable accounts and reportable securities (as defined by the WEDGE Personal Security Trading Policy). Please select one response to each of the following questions. Your responses must be received by ___________.
NOTE: DUPLICATE CONFIRMATIONS/TRANSACTION REPORTS & STATEMENTS FOR THE QUARTER MUST BE RECEIVED BY __________.
1. Are all of your reportable accounts setup for duplicate statements and trade confirmations to be mailed directly to WEDGE? (This does not include accounts for which compliance has agreed upon alternative confirmation procedures.)
O Yes
O No
If no, have you provided duplicate statements and confirmations for the quarter?
2. Did you open or close any reportable accounts during the quarter?
O Yes
O No
If yes, who was notified?
3. During the quarter, did you trade a mutual fund sub-advised by WEDGE?
(Sub-advised mutual funds include: American Fidelity Dual Strategy Fund, Advanced Series Trust Fund (Prudential), UBS Alpha Choice Fund, Vantagepoint Select Value Fund (ICMA), Managers Fremont Micro-Cap Fund, and Managers Fremont Institutional Micro-Cap Fund)
O Yes
O No
If yes, who was notified?
4. During the quarter, did you have possession of material nonpublic information?
O Yes
O No
If yes, who was notified? (CCO or Director of Research)
5. During the quarter, did you recommend a change to a WEDGE model portfolio or trade in a reportable account while in possession of material nonpublic information?
O Yes
O No
Personal Security Trading Policy

6. Do you (or your spouse) sit on the board of directors of a public company?
O Yes
O No
If yes, please provide name of company and person who sits on the board. Also, indicate whether Management Committee approval has been received.
Personal Security Trading Policy

Exhibit 4
NEW/CLOSED ACCOUNT(S) FORM
The following account(s) in which I have investment control or beneficial interest were recently opened or closed:

	Date	Name of Broker,			Do You Have
New or	Opened or	Dealer, Mutual Fund, or	Name on	Account	Investment
Closed?	Closed	Other	Account	Number	Control?
For each new account listed, I have requested that duplicate statements and confirmations be sent to WEDGE.

Name (Please print)

Signature

Date

Personal Security Trading Policy

Exhibit 5
REQUEST ALTERNATIVE CONFIRMATION PROCEDURE
I have read WEDGE Capital Management’s Personal Security Trading Policy and understand that the purpose of the Policy is to avoid any actual or potential conflict of interest or any abuse of my position as a representative of WEDGE in the execution of personal securities transactions and to place the interests of our clients first at all times. I also understand the pre-clearance and reporting requirements required by the Policy. However, I request an alternative confirmation procedure be accepted for the following account(s):

	Name on Account		Individual w/
	(list relationship to	Name of Broker,	Investment Control (list
Account	account owner if other	Dealer, Bank, or	relationship if other
Number	than yourself)	Mutual Fund	than yourself)
I certify that with respect to each of the accounts listed above (initial appropriate boxes):
___ I mailed a request for statements and confirmations to be sent directly to WEDGE and received a reply that this request cannot be fulfilled.
___ In conjunction with my Quarterly Attestation, I will provide WEDGE with a copy of all trade confirmations or transaction reports representing trades that occurred during the quarter and a copy of all quarterly or monthly statements.
___ Upon request, I will provide WEDGE with any additional information WEDGE may require.
Additional information pertinent to the request for alternate confirmation procedures (attach additional page if necessary):

For Compliance Use Only

Alternative Confirmation Procedure:	Approved
Disapproved

Compliance Representative
Signature

Print Name

Date

Personal Security Trading Policy

Exhibit 6
WEDGE Capital Management L.L.P.
Personal Security Trading
ANNUAL PERSONAL SECURITY OWNERSHIP FORM

(Including all 401(k), Individual Retirement Accounts (IRAs), and all other investment accounts)
As of ______________ (date)
1.	I hereby acknowledge receipt of WEDGE’s Personal Security Trading Policy.

2.	I have read and understand the Policy and recognize that I am subject thereto in my capacity at WEDGE.

3.	I hereby certify that I have no knowledge of the existence of any personal conflict of interest which may involve WEDGE’s clients, such as any economic relationship between my transactions and securities held or to be acquired by WEDGE’s clients.

4.	I hereby certify that the following list of securities includes all investment accounts and any holdings therein which I have investment control or beneficial interest as of the date noted above. I understand that the term beneficial interest includes, but is not limited to, all investment accounts in which members of my immediate family who reside in my household have a direct interest or exercise investment control.

5.	To the best of my knowledge, I have directed all statements and confirmations for all security transactions executed in accounts in which I have investment control or beneficial interest to be sent to WEDGE.

6.	I understand that the only accounts exempted from these reporting requirements are accounts that will only allow investment in direct obligations of the government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and/or shares issued by money market funds.

Personal Security Trading Policy

				All reportable securities as of _______:
All reportable accounts as of _______:							Number of
Broker, Dealer,			Do you have			Ticker	Shares or
Bank, Mutual	Name on Account &	Account	Investment	Type of	Title of	Symbol or	Principal
Fund or Other	Relation to You	Number	Control (Y/N)?	Security	Security	CUSIP	Amount
Example: Bank of America	Brad Horstmann — Self	111222333	Y	Stock	Exxon Mobil Corp.	XOM	1,000
Example: Bank of America	Kelly Horstmann — Wife	444555666	N	Mutual Fund	Dodge & Cox	DODGX	2,000
Example: Bank of America	Kelly Horstmann — Wife	444555666	N	Tax-Exempt Municipal Bond	Mecklenburg Co.	123456AB7	$100,000

Date	Signature	Print Name

Personal Security Trading Policy

Exhibit 7
PERSONAL TRADE APPROVAL FORM
Date

Name:
Please Check Appropriate Box:
Account(s):
BUY ☐
Security Description:
SELL ☐
Quantity:
GIFT ☐
(Recipient)
I have read the firms’ Personal Security Trading Policy and believe this transaction complies with the Policy, and does not violate WEDGE’s Policy of not using material nonpublic information on any security trades. We do not have any orders pending on the trading desk in this security. I do not believe this security is being considered for sale or purchase by WEDGE for its accounts.

TO BE FILLED OUT BY EMPLOYEE/PARTNER:	TO BE FILLED OUT BY THE APROVING PERSON:

Ticker/Cusip: Market Cap:	1. List initials of people consulted about this trade (if any)

Proposed Trade Date:	2. Is there a pending trade on our desk in this stock? (Yes or No)

Will this be a GTC order?: (Yes or No) (GTC orders are limited to three trading days.)	3. Is an analyst anticipating a trade in this stock? (Yes / No or N/A)
Is this an IPO?: (Yes or No)	4. Is this stock held in client accounts? (Yes or No)

RESTRICTIONS: Time Period	Other

Permission Granted By:	Denied By:

** TRADE AUDIT** Actual Trade Date:                      Shares Traded:                      By:
      (from confirmation)
Personal Security Trading Policy